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                                                                    EXHIBIT 23.4

                      [LETTERHEAD OF GLASSER & HAIMS, PC]

                          INDEPENDENT AUDITOR'S REPORT

To LaBranche & Co Inc.
As the Issuer

    We hereby consent to the use of our report dated November 29, 1999, on the financial statements of Webco Securities, Inc. as of October 31, 1999 and October 31, 1998, in the Registration Statement on Form S-4 for LaBranche & Co Inc.'s $250,000,000 senior subordinated notes due 2007.

GLASSER & HAIMS, CPA, PC
Valley Stream, New York

April 27, 2000